UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2015

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 13, 2015, the Board of Directors (the “Board”) of Activision Blizzard, Inc. (the “Company”) elected two new members, expanding the size of the Board to nine members. Hendrik J. Hartong III and Casey Wasserman were each elected to the Board to serve until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

In addition, Mr. Hartong was appointed to the Audit Committee of the Board and Mr. Wasserman was appointed to the Compensation Committee of the Board to serve, in each case, until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

Mr. Hartong is the chairman and chief executive officer, and chairman of the executive committee, of Brynwood Partners, a private equity firm specializing in the consumer products sector.  Mr. Hartong joined Brynwood Partners in 2004 as a managing partner, after the firm’s divestiture of one of its portfolio companies, Lincoln Snacks Company, a food products company.  Mr. Hartong was the president and chief executive officer of Lincoln Snacks from 1998, at which point the company was publicly traded, until 2004.  Prior to joining Lincoln Snacks, Mr. Hartong held various sales and marketing positions of increasing responsibility with Baskin Robbins USA Co. and Nestlé USA, Inc., both of which are food products companies, and, from 1996 to 1998, Activision Publishing, then our principal operating unit.  Mr. Hartong currently serves as the chairman of the boards of directors of Back to Nature Foods Company, LLC, Harvest Hill Beverage Company, Joseph’s Gourmet Pasta Company and Pearson Candy Company, all of which are private companies in which Brynwood Partners has a controlling interest.  Mr. Hartong holds a B.A. degree in history from Lafayette College and a Master in Business Administration from Harvard University.

Mr. Wasserman is the chairman and chief executive officer of Wasserman Media Group, a sports, entertainment and lifestyle marketing and management agency.  Mr. Wasserman also serves as the president and chief executive officer of the Wasserman Foundation, as a trustee of the Los Angeles County Museum of Art and as a member of the executive committee for the UCLA Centennial Campaign.  Mr. Wasserman holds a B.A. degree in political science from the University of California at Los Angeles.

The Company’s Non-Affiliated Director Compensation Program and Stock Ownership Guidelines, as amended from time to time, are applicable to each of Mr. Hartong and Mr. Wasserman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer